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                                                                EXHIBIT 10.1



                         [MITANI & CO., LLC LETTERHEAD]




CONFIDENTIAL


Somanetics Corporation
1653 East Maple Road
Troy, MI  48083-4208


                            Re: Engagement Agreement

Gentlemen:

This letter agreement (the "Agreement") confirms the engagement of Mitani & Co., LLC (collectively with its Affiliates, referred to herein as the "Agent") to provide investment banking and advisory services to Somanetics Corporation (collectively with its Affiliates, referred to herein as the "Company") in connection with a strategic transaction (including a joint venture, partnership, acquisition, financing, sale of securities or assets, and/or licensing or granting of rights to technology, intellectual property, distribution, import, marketing and manufacturing) relating only to those markets listed in Schedule I hereto (the "Target Markets") (such transaction shall be referred to herein as a "Transaction"). This Agreement confirms the engagement of the Agent during the term hereof as the Company's sole and exclusive representative to arrange such Transactions and does not authorize the Agent to arrange any transactions unrelated to the Target Markets.

1. Services: During the term of this Agreement, the Agent will provide the Company with the following services:

        a. financial advice and assistance with respect to the Target Markets and structuring, planning, and negotiating any Transactions;

        b. identification, evaluation, and solicitation of potential counterparties to Transactions, (collectively with their Affiliates, referred to herein as "Counterparties") to be communicated to the Company periodically in writing;

        c. negotiation with Counterparties that indicate interest in a potential Transaction; and

        d. assistance in consummating any potential Transactions. All decisions relating to any Transaction and the terms thereof shall be made by the Company in its sole discretion.





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Somanetics Corporation
February 20, 1997
Page 2


As a condition of the Agent's sole and exclusive representation of the Company hereunder, the Company agrees and acknowledges that (i) it shall promptly direct to the Agent any inquiry (either solicited or unsolicited, and originating either directly or indirectly from Counterparties located or doing business in the Target Markets) relating to a Transaction and received by the Company during the term of this Agreement, and (ii) the Agent shall be entitled to the full Fee hereunder for any Transaction consummated with such Counterparty. Notwithstanding the foregoing, the Agent agrees and acknowledges that in no event shall Baxter, Limited or Dong Bang Healthcare Products Co., Ltd. be deemed Counterparties; provided, that the Company agrees that it shall refrain from negotiating with Baxter, Limited or Dong Bang Healthcare Products Co., Ltd. in any manner regarding the Target Markets during the term of this Agreement.

2. Fees: In consideration of our services as your Agent in connection with a Transaction as described in Section 1, the Company agrees to compensate the Agent pursuant to the following fee schedule (the "Fee"):

        a. Immediately upon the receipt, in connection with a Transaction, of Consideration, as defined below, other than a purchase of equity in the Company, the Company agrees to pay the Agent a Fee in cash equal to: 10% of Consideration up to and including $2 million; 8% of Consideration in excess of $2 million and up to and including $4 million; and 6% of Consideration in excess of $4 million and up to and including $6 million; and 4% of Consideration in excess of $6 million.

        b. Immediately upon receipt of Consideration, in connection with a Transaction, for the purchase of equity in the Company, the Company agrees to pay the Agent a Fee in cash and five (5) year warrants to purchase shares of common stock in the Company in accordance with the following schedule:

                CONSIDERATION              CASH        WARRANT        TOTAL

                Up to and including
                $2 million:                 5%           5%            10%

                In excess of $2 million
                and up to and including
                $4 million:                 4%           4%             8%

                In excess of $4 million
                and up to and including
                $6 million:                 3%           3%             6%

                In excess of $6 million:    2%           2%             4%

                The warrant portion of the Fee shall be calculated by multiplying the "Warrant" percentage above by a fraction, the numerator of which is the Consideration, as defined below, and the denominator of which is the Exercise Price. The "Exercise Price" per share of such warrant will equal one hundred ten percent (110%) of (i) the price per share of the Company's common

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Somanetics Corporation
February 20, 1997
Page 3


          stock sold in connection with the Transaction, or, if other equity securities are sold, (ii) the average of the closing prices of the Company's shares of common stock for the 90 trading days prior to the day of announcement of the Transaction. Such warrant will have antidilution protection (including for stock splits, reverse splits, reclassifications, rights offerings, stock dividends and similar transactions), cashless exercise provisions, and piggyback registration rights.

     Notwithstanding the foregoing piggyback registration rights shall not be available in the next underwritten public offering of the Company's securities proposed in the Company's Letter Agreement dated January 17, 1997 with Brean Murray & Co., Inc., including any amendments or renewals thereof (the "Underwriting Agreement"). Additionally, no Fee shall be payable in connection with the issuance or sale of any securities of the Company pursuant to the Underwriting Agreement.

     c. The Company agrees to pay the Agent a cash Fee equal to a percentage of Transaction Revenues, as defined below, pursuant to the following schedule:

               (i) For Transaction Revenues that are royalties or fees, 10% of such Transaction Revenues.

               (ii) For Transaction Revenues that are product sales revenues or any revenues other than royalties or fees, 6.5% of Net Sales Revenues received by the Company, as such term is defined below.

          The foregoing Fee shall be payable with respect to (i) the Company's Cerebral Oximeter monitoring system, (which, collectively with any later generation products or relabeled products, shall be referred to as the "Cerebral Oximeter") and (ii) separate products or technologies sold in connection with a Transaction, for a period of fifteen (15) years after the date of first commercial sale of such respective product or technology by a Counterparty in connection with such Transaction. The expiration of such fifteen-year period with respect to one product or technology, such as the Cerebral Oximeter, shall not affect or terminate any fifteen-year period relating to other products or technologies sold in connection with such Transaction. The parties agree to establish a mutually acceptable arrangement for the regular payment of such cash Fee to the Agent or to an entity designated by the Agent, and the Company agrees to provide the Agent with current information relating to the payment of such Fee, including the basis for calculation of the Fee, promptly and subject to audit upon the Agent's reasonable request.

"Consideration" shall be defined as (i) any form of payment for the securities or assets of the Company (including the fair market value of any assets, net of any liabilities, contributed to a joint venture); (ii) license fees, technology access fees, milestone payments, research and development payments, option payments, deposits or any other form of payment to the Company related to the Transaction; (iii) the repayment or assumption by the Counterparty of obligations of the Company, including without limitation indebtedness for money borrowed or amounts owed by the Company to inventors or owners of technology; and (iv) the cash, assets or debt assumption received by the Company in any separate transactions affecting assets of the Company (e.g., purchase or lease of any real estate or other assets owned by the Company or its shareholders) that are related to the Transaction. Consideration shall not include any Transaction Revenues.



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Somanetics Corporation
February 20, 1997
Page 4

"Transaction Revenues" shall be defined as the gross payments actually made to the Company relating to products, services or technologies sold, marketed or distributed in connection with a Transaction, including without limitation royalties, fees, product sales revenues, joint venture revenues (net of the initial capitalization by the Company) and any other revenues.

"Net Sales Revenues" shall be defined as the gross amount billed for products sold pursuant to a Transaction, net of (i) any actual documented freight, packaging, crating, transportation insurance, sales taxes, or other shipping charges collected by the Company; and (ii) actual documented discounts, rebates, returns, allowances, and credits.

3. Subsequent Acquisition: In the event that the Company is substantially acquired by, merges into, or combines with a Counterparty located or doing business in the Target Markets with whom a Transaction is consummated hereunder within four (4) years after the closing date of such Transaction, the Company will pay to the Agent the full Fee on such transaction as a separate Transaction calculated in accordance with Section 2.a., notwithstanding the expiration or termination of this Agreement, provided, that the Agent shall agree to negotiate exclusively on behalf of the Company if requested to do so by the Company in its sole discretion. If the Company elects in its sole discretion to engage another advisor in connection with such acquisition, the Agent and such other advisor shall split the Fee as they mutually agree, and absent such agreement, they shall share such Fee equally. If the Agent represents another party in such acquisition, then the Agent shall waive its rights to any Fee under this Section 3.

4. Expenses: The Company agrees to reimburse actual and reasonable out-of-pocket expenses and advance travel expenses incurred by the Agent in connection with this engagement during the term of this Agreement, subject to the prior approval of the Company. This shall include a non-refundable expense advance of $7,500 to be paid upon the execution of this Agreement. The parties acknowledge that $8,000 has been additionally budgeted for the initial presentations by the Agent to Counterparties in Korea.

5. Indemnification: The Company and the Agent agree to indemnify and hold harmless the other and each of their directors, officers, agents, employees and controlling persons to the extent and as provided in Addendum A attached hereto and incorporated herein by reference. The provisions of this Section 5 and Addendum A incorporated herein by reference shall survive the termination of the Agent's engagement under this letter and shall be binding upon any successor or assigns of the parties hereto.

6. Term: This Agreement shall expire six months after the date of your signature hereto, and shall automatically renew for successive six month terms thereafter unless either party elects not to renew by written notice to the other 10 business days prior to the expiration of such term. This Agreement may be terminated by either party at any time upon ten (10) business days' prior written notice to the other party. The indemnification provisions of
Section 5 and Addendum A, and the obligation of the Company to pay the Agent the Fee pursuant to Sections 2 and 3, and to reimburse expenses incurred pursuant to Section 4 shall survive the expiration or termination of the Agreement. In addition, if this Agreement expires or is terminated prior to the consummation of a Transaction and the Company consummates a Transaction, (i) within twenty-four months after such expiration or termination, with a Counterparty approached by the Agent during the term hereof with the consent (as defined below) of the Company; or (ii) within three months after such expiration of termination, with any Counterparty domiciled in Korea, then the Company will pay the Agent the full Fee calculated pursuant to Section 2 with respect to such Transaction. "Consent" shall be deemed given by the
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Somanetics Corporation
February 20, 1997
Page 5

Company if the Agent notifies the Company of a Counterparty in writing pursuant to Section 1 and the Company does not object to such Counterparty within five working days of delivery of such notice by telecopy or mail.

7. Due Diligence: The Company agrees to provide the Agent with relevant information requested by the Agent concerning the Company and will provide the Agent with reasonable access to the Company's officers, accountants and counsel. The Agent acknowledges that the information provided and its activities hereunder are highly confidential and will execute an appropriate Confidentiality Agreement if requested to do so by the Company. The Agent will not disclose to any person, firm or corporation, nor use for its own benefit, during or after the term of this Agreement, any trade secrets or other confidential information of the Company to the extent any such information is not generally available to the public other than as a result of an unauthorized disclosure by the Agent. This Agreement is subject in its entirety to the satisfactory completion of due diligence by the Agent, and if such due diligence is not favorably completed by March 15, 1997, this Agreement shall terminate without any obligation by the parties hereto.

8. General: This Agreement, and the rights and obligations of the parties hereto, shall be governed by and construed in accordance with New York law (without regard to any rules or principles of conflicts of law that might look to any jurisdiction outside of New York). This Agreement supersedes all prior discussions, negotiations and agreements, if any, between the parties hereto, and shall be binding upon the parties hereto and their respective Affiliates, legal representatives, agents, successors and assigns, including any party that succeeds to, is assigned or acquires all or substantially all of the Company's interest in or control of any product, compound, technology or intellectual property related to any Transaction. This Agreement and the transactions contemplated herein have been duly authorized by each party in accordance with all necessary corporate action on its part. This Agreement may be assigned by the Agent in its sole discretion to an Affiliate thereof. This Agreement may not be modified other than by a written amendment signed by the parties hereto. For the purpose of this Agreement, the term "Affiliate" shall mean an executive, director or subsidiary of such entity or any entity or person that controls, is controlled by, or is under common control with such entity. Affiliate shall also include any joint venture, partnership, investor consortium, business group or other similar entity, not included in the foregoing, to which such entity or any of its Affiliates is currently a party or becomes a party.
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Somanetics Corporation
February 20, 1997
Page 6



If the foregoing letter is in accordance with your understanding of the terms of our engagement, please sign and return to us the enclosed duplicate hereof.



Very truly yours,

MITANI & CO., LLC

/s/ Bruce E. Roberts
----------------------------
Bruce E. Roberts
President

AGREED AND ACCEPTED:

SOMANETICS CORPORATION



/s/ Bruce J. Barrett
----------------------------
Bruce J. Barrett
President

Dated:  Feb. 21, 1997
     -----------------------
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                                   SCHEDULE I

                                 TARGET MARKETS



South Korea
North Korea
Taiwan
China (including Hong Kong)
Philippines
Indonesia
Malaysia
Singapore
Vietnam
Myanmar
Mongolia
Cambodia
Brunei
India
Laos
Thailand
Pakistan
Bangladesh
Nepal
Sri Lanka
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                                   ADDENDUM A

Somanetics Corporation (collectively with its Affiliates, the "Company") agrees to indemnify and hold harmless Mitani & Co., LLC ("the Agent"), its officers, directors, employees and agents, and each person, if any, who controls the Agent (all of the foregoing are referred to as an "Indemnified Party"), from any and all losses, claims, damages or liabilities, joint or several, as they are incurred (including, without limitation, any reasonable legal or any other reasonable expenses incurred by any Indemnified Party in connection with the preparation for or defense of any such action, claim or proceeding subject to indemnification hereunder, whether or not resulting in any liability) to which such Indemnified Party may become subject under any statute, common law or otherwise, relating to or arising out of this Agreement, this assignment or any transactions referred to in this letter or any transactions arising out of the transactions contemplated by this letter; provided, however, that the Company shall not be liable to an Indemnified Party in any such case to the extent that any such loss, claim, damage or liability resulted from said Indemnified
Party's bad faith, willful misconduct or gross negligence, or any information furnished by the Indemnified Party to the Company. Promptly after receipt by an Indemnified Party of notice of any claim or the commencement of any action or proceeding in respect of which indemnity may be sought against the Company, such Indemnified Party will notify the Company in writing of the receipt or commencement thereof, and the Company shall assume the defense of such action or proceeding (including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and expenses of such counsel). Notwithstanding the preceding sentence, the Indemnified Party will be entitled to employ its own counsel in such action if the Indemnified Party reasonably determines that a conflict of interest exists which makes representation by counsel chosen by the Company not advisable. In such event, the fees and disbursements of one separate counsel will be paid by the Company, in connection with such action or proceeding subject to indemnification hereunder.

The Agent agrees to indemnify and hold the Company, its officers, directors, employees and agents, and each person, if any, who controls the Company (all of the foregoing are referred to as a "Company Indemnified Party") from any and all losses, claims, damages or liabilities, joint or several, as they are incurred (including, without limitation, any reasonable legal or any other reasonable expenses incurred by any Company Indemnified Party in connection with the preparation for or defense of any such action, claim or proceeding subject to indemnification hereunder, whether or not resulting in any liability) to which such Company Indemnified Party may become subject under any statute, common law or otherwise, relating to or arising out of the Agent's bad faith, willful misconduct or gross negligence in connection with its duties under this Agreement; provided, however, that the Agent shall not be liable to a Company Indemnified Party in any such case to the extent that any such loss, claim, damage or liability resulted from said Company Indemnified Party's bad faith, willful misconduct or gross negligence, or any information furnished by the Company Indemnified Party. In no event shall the Agent or any Indemnified Party have any liability to the Company or Company Indemnified Party in connection with any Transaction consummated in connection with this Agreement. Promptly after receipt by a Company Indemnified Party of notice of any claim or the commencement of any action or proceeding in respect of which indemnity may be sought against the Agent, such Company Indemnified Party will notify the Agent in writing of the receipt or commencement thereof, and the Agent shall assume the defense of such action or proceeding (including the employment of counsel reasonably satisfactory to the Company Indemnified Party and the payment of the fees and expenses of such counsel). Notwithstanding the preceding sentence, the Company Indemnified Party will be entitled to employ its own counsel in such action if the Company Indemnified Party reasonably determines that a conflict of interest exists which makes representation by counsel chosen by the Agent not advisable. In such event, the fees and disbursements of one separate counsel will be paid by the Agent, in connection with such action or proceeding subject to indemnification hereunder.




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If for any reason the foregoing indemnity, hold harmless and reimbursement provisions, rights, remedies and protections are unavailable to any Indemnified Party or Company Indemnified Party, or insufficient to hold any Indemnified Party or Company Indemnified Party harmless, then the Company and the Agent shall contribute to the amount paid or payable by such Indemnified Party or Company Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company or the Agent on the one hand and the Indemnified Party or Company Indemnified Party on the other hand, as well as any relevant equitable considerations. It is hereby further agreed that the relative fault of the Company or the Agent on the one hand and an Indemnified Party or Company Indemnified Party on the other hand, with respect to the transactions shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or incorrect opinion or conclusion or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent on the one hand or by the Indemnified Party or Company Indemnified Party on the other hand, as well as the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, opinion, conclusion or omission.

The indemnity, contribution and expense reimbursement agreements and obligations set forth herein shall be in addition to any other rights, remedies or indemnification which any Indemnified Party or Company Indemnified Party may have or be entitled to at common law or otherwise, and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party or Company Indemnified Party.